1 July 22, 2022 Dear John: Consistent with the notice you received on July 21, 2022, from Angion Biomedica Corp. (the “Company”) regarding the involuntary termination of your employment with the Company, please see further instructions below and your separation documentation attached, including your individual Separation Agreement with exhibits. Information and Instructions: Separation Date: Your Separation Date will be August 15, 2022 Final Paycheck: You will receive a final paycheck on your Separation Date. Your last paycheck will include pay (minus standard deductions and withholdings) through August 15,2022, as well as any accrued and unused vacation. Separation Agreement: The attached Separation Agreement (“Agreement”) outlines the terms and conditions of the Severance Benefits you may be eligible to receive under either the Company’s Amended and Restated Executive Separation Benefits Plan or Non-Executive Separation Benefits Plan (collectively, “Separation Plans”), consistent with your position at the Company. You have 45 days from the date on the Agreement to consider the Agreement; however, you may not sign the attached Agreement until on or after your Separation Date. If you choose to comply with the Agreement, you will be eligible for the Severance Benefits for your Severance Period set forth in the Agreement including a lump sum payment of your salary for the Severance Period (minus standard deductions and withholdings) and a lump sum payment to cover certain COBRA costs during your Severance Period. You will only receive a COBRA payment if you are currently enrolled in an Angion healthcare benefit program. TriNet: It is important to ensure your TriNet contact information is up to date, including your personal email address and phone number, as we may need to reach you after your Separation Date. After your Separation Date, you will have access to the external TriNet website by logging on to the following web address www.trinet.com. You will also find your W-2 for 2022 and prior year W-2 information through this portal. If you have any questions regarding your paycheck, please reach out to the HR or Payroll team. Benefits: If you are enrolled in an Angion healthcare benefit program, your healthcare benefits will remain in effect through August 31, 2022. Shortly thereafter you will be receiving a packet from our COBRA administrator, TriNet. This packet will contain details regarding COBRA elections and pricing. If you would like to continue benefits under COBRA, you will have 60 days from your Separation Date, or from the date of your COBRA packet, whichever is later, to elect DocuSign Envelope ID: A461B63A-A669-4AD1-BFD0-5FD063EB0E2A

Instruction Letter July 22, 2022 2 coverage through COBRA. If you are not currently enrolled in an Angion healthcare benefit program, you will not receive a COBRA packet. 401K Plan: If you are contributing to the Angion’s 401(k) Program through Vanguard, your contributions will cease as of your Separation Date, and you will not be able to contribute further after that date. Contact your financial advisor for advice on what you can do with the funds you may have accumulated. Please be sure to update your personal information on the Vanguard website (www.myvanguard.plan.com). Flexible Spending: If you are contributing to a Flexible Spending Account (medical, dependent, or transit & parking), contact TriNet directly for assistance at connect360@TriNet.com. Equity Awards: Unvested equity awards will cease vesting on your Separation Date. You will be able to continue to access your CARTA account after your Separation Date. Prior to your last day, please log into CARTA and change your primary email to your personal email address as your Angion email address will no longer be viable after your Separation Date. If you have any questions regarding your CARTA account, please reach out to stockadmin@angion.com or CARTA directly. For the terms and conditions of your equity awards, please refer to the documentation in CARTA. For stock option awards under the Second Amended and Restated 2015 Equity Incentive Plan, you will have 30 days from your Separation Date to exercise any vested options, as appropriate. For stock option awards under the 2021 Incentive Award Plan, you will have 3 months from your Separation Date to exercise any vested options, as appropriate. Any Rule 10B5-1 Plans in CARTA should be cancelled on or before your Separation Date. Please contact StockAdmin@angion.com to complete the cancellation of any approved plans. Confidential Information: All Angion confidential information must be returned to Angion on or before your Separation Date, including all electronic (e.g., data) and hard copy files and documents. Before your Separation Date, ensure all your local files are located ONLY under your Documents folder or on the Desktop consistent with Angion’s IT Security Policy. You will receive additional instructions about the storage of hard copy documents. IT Hardware: All Angion-owned IT hardware must be returned to Angion on or prior to your Separation Date, unless otherwise approved by Angion IT. For example, you do not need to return any Angion-issued monitor(s), keyboard/mouse, printers, DocuSign Envelope ID: A461B63A-A669-4AD1-BFD0-5FD063EB0E2A

DocuSign Envelope ID: A461B63A-A669-4AD1-BFD0-5FD063EB0E2A

Instruction Letter
July 22, 2022

and/or *generic* docks provided for your home offices. Please do not remove any equipment from Angion office locations.

Uniondale employees should leave your laptop computers or other hardware at your desk location. Angion IT will be in contact with non-Uniondale employees to let you know what to do with your laptops, laptop power brick(s), and any Lenovo/Dell branded docking stations.

Expense Reimbursement: Within ten (10) days after the Separation Date, please submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

Question and Answer Session Week on July 27, 2022

Angion will be hosting a Frequently Asked Questions (FAQ) Virtual Session on Wednesday, July 27, 2022, at 10:30 am Pacific Time/1:30 pm Eastern Time. It is highly encouraged for all impacted employees to attend.

Please accept our appreciation for your contributions during your employment with Angion.

Sincerely,

DocuSigned by:
Dan Iazzetti
804E4673E4C848E...
Dan Iazzetti
SVP, Human Resources

3

272201155 v1 July 22, 2022 John Neylan III 139 Linden Street Wellesley, MA 02482 Re: Separation Agreement Dear John: This letter sets forth the substance of the separation agreement (the “Agreement”) that Angion Biomedica Corp. (the “Company”) is offering to you to aid in your employment transition. 1. SEPARATION DATE. Your last day of work with the Company and your employment termination date will be August 15, 2022 (the “Separation Date”). On or shortly after the Separation Date, the Company will pay you all accrued salary, and all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings. You are entitled to these payments regardless of whether or not you sign this Agreement. 2. SEVERANCE BENEFITS. If you: (i) experience an “Involuntary Termination” as defined in the Amended and Restated Executive Separation Benefits Plan (the “Severance Plan”); (ii) do not resign from the Company without Good Reason (as defined in the Severance Plan) prior to the Separation Date; (iii) timely return this fully-signed Agreement to the Company and the Release attached hereto as Exhibit A (but no earlier than the Separation Date); (iv) allow the releases set forth in the Release to become effective; and (v) remain in compliance with all obligations contained in this Agreement, then, pursuant to and in full satisfaction of any obligations for the Company to provide you with severance benefits for a “Involuntary Termination” as set forth in the Severance Plan, the Company will provide you with the following severance benefits: (a) Severance Pay. The Company will pay you the equivalent of nine (9) months of your base salary in effect as of the Separation Date, subject to standard payroll deductions and withholdings (“Severance Pay”). The Severance Pay is to be paid to you in a lump sum no earlier than one (1) week following the Effective Date (as defined in the Release). (b) Health Insurance Payment. Your participation in the Company’s group health insurance plan will end on the last day of the month in which your employment termination occurs. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you may be eligible to continue your group health insurance benefits at your own expense following the Separation Date. Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance, if you wish. You will be provided with a separate notice describing your rights and obligations under COBRA. As an additional severance benefit, the Company will pay you a lump sum cash payment in the total amount of $28,842.07, less applicable deductions and withholdings, for your use in covering COBRA premiums to continue DocuSign Envelope ID: A461B63A-A669-4AD1-BFD0-5FD063EB0E2A

272201155 v1 John Neylan III July 22, 2022 your health insurance coverage (including coverage for your spouse and eligible dependents, if applicable) (the “COBRA Payment”) for a period of nine (9) months. However, you are not obligated to use such COBRA Payment toward the cost of COBRA premiums. The COBRA Payment will be paid to you on the first payroll date following the Effective Date (as defined in the Release). 3. STOCK OPTIONS. You were previously granted options to purchase shares of the Company’s common stock, pursuant to the Company’s 2015 Amended and Second Restated Equity Incentive Plan and/or 2021 Incentive Award Plan (the “Plans”). Under the terms of the Plan and your equity grant, vesting will cease as of the Separation Date and your rights to exercise any vested options shall be as set forth in the applicable stock option grant notice, stock option agreement, and/or the Plan. Your options shall continue to be governed by the terms of the applicable grant notices, stock option agreements and the Plan. 4. OTHER COMPENSATION OR BENEFITS. You acknowledge that, except as expressly provided in this Agreement, you have not earned and will not receive any additional compensation, severance or benefits after the Separation Date, with the exception of any vested right you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account). You further acknowledge and agree that the benefits set forth herein fulfill and exceed all of the Company’s obligations to pay you severance benefits in connection with your employment termination, pursuant to the Severance Plan, and any other plan, agreement, or policy. 5. EXPENSE REIMBURSEMENTS. You agree that, within ten (10) days after the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice. 6. RETURN OF COMPANY PROPERTY. At a time and place specified by the Company and by no later than the close of business on the Separation Date, you shall return to the Company all Company documents (and all copies thereof) and other Company property in your possession or control. You agree that you will make a diligent search to locate any such documents, property and information within the timeframe referenced above. In addition, if you have used any personally owned computer, server, or e-mail system to receive, store, review, prepare or transmit any confidential or proprietary data, materials or information of the Company, then within five (5) business days after the Separation Date, you must provide the Company with a computer-useable copy of such information and then permanently delete and expunge such confidential or proprietary information from those systems without retaining any reproductions (in whole or in part); and you agree to provide the Company access to your system, as requested, to verify that the necessary copying and deletion is done. Your timely compliance with the provisions of this paragraph is a precondition to your receipt of the severance benefits provided hereunder. 7. PROPRIETARY INFORMATION OBLIGATIONS. Both during and after your employment you acknowledge your continuing obligations under your Confidential Information and Invention Assignment Agreement, including your obligations not to use or disclose any DocuSign Envelope ID: A461B63A-A669-4AD1-BFD0-5FD063EB0E2A

272201155 v1 John Neylan III July 22, 2022 confidential or proprietary information of the Company. A copy of your Confidential Information and Invention Assignment Agreement is attached hereto as Exhibit B. 8. CONFIDENTIALITY. The provisions of this Agreement will be held in strictest confidence by you and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement to your immediate family; (b) you may disclose this Agreement in confidence to your attorneys, accountants, auditors, tax preparers, and financial advisors; (c) you may disclose this Agreement, and any other documents or information (without notice to the Company) when communicating with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Governmental Agencies”), or during the course of an investigation or proceeding that may be conducted by any Government Agency; and (d) you may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. In particular, and without limitation, you agree not to disclose the terms of this Agreement to any current or former Company employee. Nothing in this provision or this Agreement is intended to prohibit or restrain you in any manner from making disclosures that are protected under the whistleblower provisions of federal or state law or regulation. In addition, you acknowledge and agree that you do not possess any claim or allegation, either asserted or otherwise, involving harassment or discrimination, that may be subject to or covered under N.Y. C.P.L.R. § 5003-b and N.Y. General Obligations Law § 5-336. 9. NONDISPARAGEMENT. You agree not to disparage the Company and its officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputations or personal reputations; provided that: (a) you may respond accurately and fully to any question, inquiry or request for information when required by legal process (e.g., a valid subpoena or other similar compulsion of law) or as part of a government investigation; and (b) nothing in this provision or this Agreement is intended to prohibit or restrain you in any manner from making disclosures that are protected under the whistleblower provisions of federal or state law or regulation or limit your rights under Section 7 of the National Labor Relations Act, which include your right to engage in protected concerted activities with other employees to improve or discuss terms and conditions of employment. 10. NO ADMISSIONS. You understand and agree that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by the Company to you or to any other person, and that the Company makes no such admission. 11. RELEASE OF CLAIMS. In exchange for the consideration provided to you under this Agreement to which you would not otherwise be entitled, you hereby agree to timely execute the Release attached hereto as Exhibit A, and allow the releases contained therein to become effective. 12. REPRESENTATIONS. You hereby represent that you have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which you are eligible, pursuant to the Family and Medical Leave Act or DocuSign Envelope ID: A461B63A-A669-4AD1-BFD0-5FD063EB0E2A

DocuSign Envelope ID: A461B63A-A669-4AD1-BFD0-5FD063EB0E2A

John Neylan III
July 22, 2022

otherwise, and have not suffered any on-the-job injury for which you have not already filed a claim.

13. Miscellaneous. This Agreement, including its exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to the subject matter hereof. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other agreements, promises, warranties or representations concerning its subject matter. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination shall not affect any other provision of this Agreement and the provision in question shall be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible under applicable law. This Agreement shall be construed and enforced in accordance with the laws of the State of Massachusetts without regard to conflicts of law principles. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement, or rights hereunder, shall be in writing and shall not be deemed to be a waiver of any successive breach or rights hereunder. This Agreement may be executed in counterparts which shall be deemed to be part of one original, and facsimile and signatures transmitted by PDF shall be equivalent to original signatures.

If this Agreement is acceptable to you, please sign below and return the original to me within forty-five (45) days (but no earlier than the Separation Date). The Company's offer contained herein will automatically expire if we do not receive the fully signed Agreement within this timeframe. I wish you good luck in your future endeavors.

Sincerely,

Angion Biomedica Corp.

DocuSigned by:
Dan Iazzetti
By: 804E4673E4C848E...
Daniel M. Iazzetti, SVP, Human Resources

Exhibit A – Release of Claims
Exhibit B – Confidential Information and Inventions Assignment Agreement
Exhibit C – ADEA Disclosure Form

Accepted and Agreed:

DocuSigned by:
John Neylan
0065467DF71E445... 8/15/2022
John Neylan Date

272201155 v1

272201155 v1 John Neylan III July 22, 2022 EXHIBIT A RELEASE OF CLAIMS 1. This Release of Claims (“Release”) is entered into between John Neylan (“Employee”) and Angion Biomedica Corp., a Delaware corporation (the “Company” and, together with Employee, the “Parties”), and is effective on the eighth day after Employee’s signature hereto (the “Effective Date”), unless Employee revokes Employee’s acceptance of this Release as provided in Paragraph 1(c), below. 2. Employee’s Release of the Company Parties. Employee agrees not to sue, or otherwise file any claim against the Company, TriNet Group, Inc. (“TriNet”), or their parent companies, subsidiaries or affiliates, and any of their respective successors, assigns, directors, officers, managers, employees, attorneys, insurers, or agents, each in their respective capacities as such (collectively, the “Company Parties”), for any reason whatsoever based on anything that has occurred at any time up to and including the execution date of this Release as follows: a. On behalf of Employee and Employee’s executors, administrators, heirs and assigns, Employee hereby releases and forever discharges the Company Parties, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Employee now have or may hereafter have against any of the Company Parties by reason of any matter, cause, or thing whatsoever from the beginning of time through and including the execution date of this Release, including, without limiting the generality of the foregoing: any Claims arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Employee’s employment by the Company or the separation thereof, including without limitation any and all Claims arising under federal, state, or local laws relating to employment; any Claims of any kind that may be brought in any court or administrative agency; any Claims arising under the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefits Protection Act, the Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Civil Rights Act of 1866, Section 1981, 42 U.S.C. § 1981, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, the False Claims Act, the Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the Sarbanes-Oxley Act of 2002, the National Labor Relations Act of 1935, the Uniformed Services Employment and Reemployment Rights Act of 1994, Fair Credit Reporting Act, the Massachusetts Wage Act, the Massachusetts Fair Employment Practices Act, the Massachusetts Civil Rights Act, the Massachusetts Equal Rights Act, the Massachusetts Privacy Statute, the Massachusetts Equal Pay Act, the Massachusetts Parental Leave Act, the Massachusetts Anti-Sexual Harassment Statute, , the employment and civil rights laws of Massachusetts, each of the foregoing as may have been amended, and any other federal, state, or local statute, regulation, ordinance, constitution, or order concerning labor or employment, termination of labor or employment, wages and benefits, retaliation, leaves of absence, or any other term or condition of employment; Claims for breach of contract; Claims for unfair business practices; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of DocuSign Envelope ID: A461B63A-A669-4AD1-BFD0-5FD063EB0E2A

272201155 v1 John Neylan III July 22, 2022 emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees. b. Notwithstanding the generality of the foregoing, Employee does not release any Claims that cannot be released as a matter of law including, without limitation, (i) Employee’s right to file for unemployment insurance benefits; (ii) Employee’s right to file a charge of discrimination, harassment, interference with leave rights, failure to accommodate, or retaliation with the Equal Employment Opportunity Commission, the California Department of Fair Employment and Housing or similar local agency, or to cooperate with or participate in any investigation conducted by such agency; provided, however, that Employee hereby releases Employee’s right to receive damages in any such proceeding brought by Employee or on Employee’s behalf, (iii) Employee’s right to communicate directly with the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or similar agency, or to cooperate with or participate in any investigation by such agency; or (iv) Employee’s right to make any disclosure that are protected under the whistleblower provisions of applicable law. For the avoidance of doubt, Employee does not need to notify or obtain the prior authorization of the Company to exercise any of the foregoing rights. Furthermore, Employee does not release hereby any rights that he/she may have relating to (i) indemnification by the Company or its affiliates under any indemnification agreement with the Company, the Company’s Bylaws or any applicable law; (ii) coverage under any applicable directors’ and officers’ or other third-party liability insurance; (iii) Employee’s vested accrued benefits under the Company or TriNet’s respective benefits and compensation plans; and (iv) any severance payment entitlements to which Employee is specifically entitled to as of the date of termination pursuant to the Company’s Amended and Restated Executive Separation Benefits Plan (the “Severance Plan”). c. EMPLOYEE UNDERSTANDS THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, EVEN THOSE CLAIMS THAT, IF KNOWN BY EMPLOYEE, WOULD AFFECT EMPLOYEE’S DECISION TO ACCEPT THIS AGREEMENT. In giving the releases set forth in this Agreement, which include claims which may be unknown to Employee at present, Employee hereby expressly waives and relinquishes all rights and benefits under any law or legal principle of similar effect in any jurisdiction with respect to Employee’s release of claims herein, including but not limited to the release of unknown and unsuspected claims. d. Being aware of said section, Employee hereby expressly waives any rights Employee may have thereunder, as well as under any other statutes or common law principles of similar effect. e. Employee acknowledges that the General Release of Claims set forth in Section 2(a) above includes a release of Claims under the Age Discrimination in Employment Act (the “ADEA Release”). In accordance with the Older Workers Benefit Protection Act, Employee acknowledge as follows: DocuSign Envelope ID: A461B63A-A669-4AD1-BFD0-5FD063EB0E2A

272201155 v1 John Neylan III July 22, 2022 (i) Employee has been advised to consult an attorney of Employee’s choice before signing this Release and Employee either has so consulted with counsel or voluntarily decided not to consult with counsel; (ii) Employee has been granted forty-five days (45) days after Employee is presented with this Release to decide whether or not to sign it. Employee agrees that such period shall not be extended due to any material or immaterial changes to the Release. If Employee executes this Release prior to the expiration of such period, Employee does so voluntarily and after having had the opportunity to consult with an attorney, and hereby waives the remainder of the forty-five (45) day period; (iii) Employee further acknowledges that the Company has provided Employee with the ADEA disclosure information (under 29 U.S.C. § 626(f)(1)(H)), attached hereto as Exhibit C; (iv) Employee has carefully reviewed and considered and fully understand the terms set forth in this Release, including all exhibits hereto; and (v) Employee has the right to revoke Employee’s ADEA Release within seven (7) calendar days of signing this Release. If Employee wishes to revoke Employee’s ADEA Release, Employee must deliver written notice stating Employee’s intent to so revoke to Jennifer J. Rhodes, 1700 Montgomery Street, #108, San Francisco, CA 94111, on or before 11:59 p.m. P.T. on the seventh (7th) day after the date on which Employee signs this Release. 3. Employee Representations. Employee represents and warrants that: a. Employee has returned to the Company all Company property in Employee’s possession (other than any property that the Company has specifically permitted the Employee to keep following his termination date in writing), including without limitation, any cell phone, laptop computer or tablet; b. Employee is not owed wages, commissions, bonuses or other compensation, other than wages through the date of the termination of Employee’s employment and any accrued, unused vacation earned through such date, other than as set forth in the Severance Plan; c. During the course of Employee’s employment Employee did not sustain any injuries for which Employee might be entitled to compensation pursuant to worker’s compensation law or Employee has disclosed any injuries of which Employee is currently, reasonably aware for which Employee might be entitled to compensation pursuant to worker’s compensation law; and d. Employee has not initiated any adversarial proceedings of any kind against the Company or, in their capacities as such, against any other person or entity released herein, nor will Employee do so in the future, except as specifically allowed by this Release. 4. Restrictive Covenants; Cooperation. Employee reaffirms Employee’s continuing obligations under Section 16 of the Severance Plan. In addition, Employee shall cooperate with the DocuSign Envelope ID: A461B63A-A669-4AD1-BFD0-5FD063EB0E2A

272201155 v1 John Neylan III July 22, 2022 Company and its affiliates, upon the Company’s reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Employee’s duties and responsibilities to the Company or its affiliates during Employee’s employment with the Company (including, without limitation, Employee being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may have come into Employee’s possession during his employment); provided, however, that any such request by the Company shall not be unduly burdensome or interfere with Employee’s personal schedule or ability to engage in gainful employment. 5. Severability. The provisions of this Release are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision. 6. Choice of Law. This Release shall in all respects be governed and construed in accordance with the laws of the State of Massachusetts, including all matters of construction, validity and performance, without regard to conflicts of law principles. 7. Integration Clause. This Release, and the Severance Plan contain the Parties’ entire agreement with regard to the separation of Employee’s employment, and supersede and replace any prior agreements as to those matters, whether oral or written. This Release may not be changed or modified, in whole or in part, except by an instrument in writing signed by Employee and a duly authorized officer or director of the Company. 8. Execution in Counterparts. This Release may be executed in counterparts with the same force and effectiveness as though executed in a single document. Facsimile and electronic signatures shall have the same force and effectiveness as original signatures. 9. Intent to be Bound. The Parties have carefully read this Release in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all Parties. IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing on the dates shown below. EMPLOYEE ANGION BIOMEDICA CORP. Name: Name: Daniel M. Iazzetti Title: Title: SVP, Human Resources Date: Date: DocuSign Envelope ID: A461B63A-A669-4AD1-BFD0-5FD063EB0E2A 8/15/2022 John Neylan 8/15/2022 Executive Vice President

272201155 v1 John Neylan III July 22, 2022 EXHIBIT B CONFIDENTIAL INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT DocuSign Envelope ID: A461B63A-A669-4AD1-BFD0-5FD063EB0E2A

RESTRICTIVE COVENANT AGREEMENT This Restrictive Covenant Agreement (this “Agreement”) confirms and memorializes an agreement that Angion Biomedica Corp. (the “Company”), and I, John Neylan, have had since the commencement of my employment with the Company and that is and has been a material part of the consideration for my employment by the Company: 1. No Breach. I have not entered into, and I agree I will not enter into, any agreement, either written or oral, in conflict with this Agreement or my employment other service relationship with the Company. I will not violate any agreement with or rights of any third party or, except as expressly authorized by the Company in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of the Company. Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me. 2. Intellectual Property. The Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know- how, ideas and information made or conceived or reduced to practice, in whole or in part, by me during the term of my employment or other service relationship with Company (collectively “Inventions”), and I will promptly disclose all Inventions to the Company. I hereby make all assignments necessary to accomplish the foregoing. I shall further assist the Company, at the Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint the Company as my agent and attorney-in-fact, coupled with an interest and with full power of substitution, to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. Without limiting Section 1 or the Company’s other rights and remedies, if, when acting within the scope of my employment or otherwise on behalf of the Company, I use or disclose my own or any third party’s confidential information or intellectual property (or if any Invention cannot be fully made, used, reproduced, distributed and otherwise exploited without using or violating the foregoing), the Company will have and I hereby grant Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101). 3. Moral Rights. To the extent allowed by law, Section 2 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the DocuSign Envelope ID: D7F03AEF-15DE-4EE4-915F-77C675C20FFCi l I : A461B63A-A669-4AD1-BFD0 5FD063EB E2A

Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by the Company. 4. Confidentiality/Return of Property. I agree that all Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) I develop, learn or obtain during the term of my employment or other service relationship with the Company that relate to the Company or the business or demonstrably anticipated business of the Company or that are received by or for the Company in confidence, constitute “Proprietary Information.” I will hold in confidence and not disclose or, except within the scope of my employment or other service relationship with the Company, use, any Proprietary Information. However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine. Upon termination of my employment or other service relationship with the Company, I will promptly return to the Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii) materials distributed to equityholders generally and (iii) this Agreement. I also recognize and agree that I have no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice. 5. Non-Disparagement. During and after my employment or other service relationship with the Company, I will not make any statement (verbal, written or otherwise) about the Company, its affiliates, financial status, business, personnel, directors, officers, consultants, services or business methods that is intended to or is reasonably likely to disparage or denigrate the Company or such other persons. This Section does not apply to (a) truthful statements made in connection with legal proceedings, governmental and regulatory investigations and actions; or (b) any other truthful statement or disclosure required by law. 6. Cooperation. During and after my employment or other service relationship with the Company, I will assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company or any of its affiliates, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company or any of its affiliates, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations or proceedings relate to services performed or required to be performed by me, pertinent knowledge possessed by me, or any act or omission by me. I will also perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this paragraph. The Company will reimburse me for reasonable expenses I incur in fulfilling my obligations under this Section. 7. Non-Solicit. During the course of my employment or other service relationship with the Company, and until one year after the termination of my employment or other service relationship with the Company for any reason, I will not encourage or solicit any employee or consultant of the Company (or any person who, within the six (6)-month period immediately DocuSign Envelope ID: D7F03AEF-15DE-4EE4-915F-77C675C20FFCi l I : A461B63A-A669-4AD1-BFD0 5FD063EB E2A

prior to such time, was such an employee or consultant) to leave the Company for any reason (except for the bona fide firing of Company personnel within the scope of my employment). 8. Non-Competition. During the course of my employment or other service relationship with the Company, and until one year after the termination of my employment or other service relationship with the Company for any reason [other than by reason of a termination of my employment by the Company without “cause”, I will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of the Company, and I will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of the Company. 9. At-Will Employment. I agree that this Agreement is not an employment, consulting or other service-provider contract for any particular term and that I have the right to resign and the Company has the right to terminate my employment, consulting or other service relationship at will, at any time, for any or no reason, with or without cause. In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment or other service relationship with the Company and, as an employee or other service provider of the Company, I have obligations to the Company which are not set forth in this Agreement. However, the terms of this Agreement govern over any inconsistent terms and can be changed only by a subsequent written agreement signed by an authorized officer of the Company (as determined by the Company). 10. Post-Termination Obligations. I agree that my obligations under Sections 2, 3, 4, 5, 6, 7 and 8 of this Agreement shall continue in effect after termination of my employment or other service relationship with the Company pursuant to their respective terms, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine. My obligations under Sections 2, 3 and 4 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, it subsidiaries, successors and assigns. 11. Governing Law/Miscellaneous. Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of Massachusetts without regard to the conflict of laws provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable Delaware law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. This Agreement is fully assignable and transferable by Company, but any purported assignment or transfer by me is void. I also understand that any breach of this Agreement will cause irreparable harm to Company for which damages would not be an adequate remedy, and, therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies and without any requirement to post bond. 12. Communication with Governmental Agencies. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement limits, restricts or in any other way affects my communicating with any governmental agency or entity, or communicating with any DocuSign Envelope ID: D7F03AEF-15DE-4EE4-915F-77C675C20FFCi l I : A461B63A-A669-4AD1-BFD0 5FD063EB E2A

official or staff person of a governmental agency or entity, concerning matters relevant to the governmental agency or entity that do not constitute attorney-client privileged information of the Company or its affiliates. I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT THE COMPANY WILL RETAIN ONE COUNTERPART AND THE OTHER COUNTERPART WILL BE RETAINED BY ME. Dated: May 1, 2019 Accepted and Agreed to: Employee ANGION BIOMEDICA CORP. Signature By: Name (Printed) Name: Title: DocuSign Envelope ID: D7F03AEF-15DE-4EE4-915F-77C675C20FFCi l I : A461B63A-A669-4AD1-BFD0 5FD063EB E2A

272201155 v1 John Neylan III July 22, 2022 EXHIBIT C ADEA DISCLOSURE DocuSign Envelope ID: A461B63A-A669-4AD1-BFD0-5FD063EB0E2A

272365478 v1 DISCLOSURE UNDER TITLE 29 U.S. CODE SECTION 626(f)(1)(H) Confidentiality Provision: The information contained in this document is private and confidential. You may not disclose this information to anyone except your professional advisors. 1. The severance program applies to all Angion Biomedica Corp (the “Company”) employees. 2. The following criteria were used to select positions in which the employee is eligible for the severance program: (i) the position held by the employee; (ii) the need for the position in light of the Company’s corporate objectives and associated resource needs; and (iii) the employee’s overall job responsibilities and capabilities. Not all criteria were used to make every selection. 3. All eligible employees who have attained the age of 40 years or older will have up to forty-five (45) days to review the terms and conditions of the severance package and seven (7) days to revoke the release of claims under the Age Discrimination in Employment Act of 1967, as amended. 4. The anticipated timing of the termination program will be from July 31, 2022 through September 30, 2022, and this document sets forth the employees’ ages as of July 31, 2022. Employees Eligible for the Separation Program Job Title Age Administrative Manager 65 Assoc Dir, Clinical Operations 31 Assoc Dir, Clinical Pharmacology 32 Assoc Dir, Discovery Chemistry 50 Clinical Operations Study Lead 36 Clinical Trial Assistant 26 Clinical Trial Coordinator 23 Clinical Trial Coordinator 26 Clinical Trial Coordinator 26 Clinical Trial Manager 31 Clinical Trial Manager 37 Director, Clinical Data Management 48 Director, Pre-Clinical Research 60 Director, Pre-Clinical Research 59 EVP, CMO & Head of Research 69 Office Mgr., Exec Assist 51 DocuSign Envelope ID: A461B63A-A669-4AD1-BFD0-5FD063EB0E2A

272365478 v1 Research Associate III 50 Research Associate III 29 Research Associate III 36 Senior Clinical Project Manager 30 Senior Research Associate II 64 Sr Director, GMP Quality Assurance 42 Sr Director, Ops & Compliance 44 Sr Director, Toxicology 56 Sr. Director, Analytical Development 52 Sr. Director, Corporate Affairs 55 Sr. Director, Program Management 60 Sr. Director, Regulatory Strategy 56 Sr. Research Scientist, Medicinal Chem 42 SVP, Human Resources 49 Vivarium Technician II 64 VP, Clinical Operations 49 VP, Technical Operations 54 SVP, Translational Medicine 57 Employees Not Eligible for the Separation Program Job Title Age CEO 50 EVP, CBO, GC, CO 52 Sr. Manager, Accounting 40 DocuSign Envelope ID: A461B63A-A669-4AD1-BFD0-5FD063EB0E2A